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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Navigator Ventures, Inc. (Name of small business issuer in its charter)

Nevada (State or jurisdiction of incorporation or organization)	1081 (Primary Standard Industrial Classification Number)	98-0232855 (I.R.S. Employer Identification Number)

207-1425 Marine Drive West Vancouver, B.C. Phone: (604) 818-6804 (Address and telephone number of principal executive offices and place of business)

        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c), please check the following box. / /

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d), please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so Registered	Name of each exchange on which each class is to be Registered
Common Stock, par value $0.01 per share	Over-The-Counter Bulletin Board

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

        The Commission is respectfully requested to send copies of all notices, orders and communications to:

Kennan E. Kaeder
Attorney at Law
110 West C Street, Suite 1904
San Diego, Ca 92101
Phone: (619)232-6545
Fax: (619) 236-8182
Email: kennan@kklawoffice.com

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The Common Stock to be registered hereunder is described under the heading "Description of Navigator Ventures, Inc. Capital Stock" prospectus, dated August 8, 2001 (the "Prospectus") as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus forms a part of registration statement No. 333-56200 (the "Registration Statement"). The Registration Statement was filed with the Commission pursuant to the Securities Act on February 26, 2001, and was declared effective by the Commission on July 23, 2001. The aforementioned description in the Prospectus is hereby incorporated by reference into this Item 1.

Item 2. EXHIBITS.

1.
Specimen of the Common Stock (filed as Exhibit 4.1 to the registrant's Prospectus filed February 26, 2001 and incorporated herein by reference).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 14, 2002	Navigator Ventures, Inc.

/s/ JOHN REID ANDERSON
	Name:	John Reid Anderson
	Title:	President and Chief Financial Officer (Principal Financial Officer)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE